UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):      May 9, 2005

Glenayre Technologies, Inc.

(Exact name of registrant as specified in charter)

Delaware	0-15761	98-0085742

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	file number)	Identification Number)

11360 Lakefield Drive, Duluth, Georgia	30097

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:      770-283-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01 Entry into a Material Definitive Agreement.

     On May 9, 2005, Entertainment Distribution Company (USA), LLC and Blitz 05-107 GmbH, each of which is an indirect subsidiary of Glenayre Technologies, Inc. (the “Company”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) and a Share Purchase Agreement (the “Share Purchase Agreement” and together with the Asset Purchase Agreement, the “Acquisition Agreements”), respectively, with certain subsidiaries of Universal Music Group (“Universal Music”) to acquire Universal Music’s North American and Central European CD and DVD manufacturing and distribution operations (the “Acquired Business”). The assets to be acquired as part of these agreements include Universal Music’s manufacturing and distribution operations in Hanover, Germany, its manufacturing operations in Grover, North Carolina, and its distribution operations in Fishers, Indiana, Reno, Nevada and Wilkes-Barre, Pennsylvania. After the close of this transaction, the Acquired Business will be operated by Entertainment Distribution Company, LLC (“EDC”) which will operate as a separate division of the Company. The total purchase price payable for the Acquired Business is approximately $122.0 million. Included in the assets to be purchased from Universal Music will be approximately $14.0 million (€11 million) of cash that Universal Music will contribute at closing in order to meet certain German regulatory requirements

     Under the Asset Purchase Agreement, EDC will acquire the assets comprising the United States portion of Universal Music’s CD and DVD manufacturing and distribution operations. Under the Share Purchase Agreement, EDC will acquire all of the outstanding shares of Universal Music’s Germany subsidiaries that operate the central European portion of Universal Music’s CD and DVD manufacturing and distribution operations.

     As part of the transaction, at the closing EDC will enter into ten-year manufacturing and distribution agreements with Universal Music under which it will immediately become the exclusive manufacturer and distributor for approximately 80% of Universal Music’s CD and DVD requirements for North America and central Europe. Under these agreements, EDC will have the opportunity to assume responsibility for fulfilling the remaining portion of Universal Music’s requirements that are currently outsourced as Universal Music’s commitments to third party suppliers expire over the next three years.

     Under the terms of the Acquisition Agreements, the purchase price payable at closing will be approximately $81.8 million, of which $28 million is payable for the U.S. operations, approximately $47.3 million (€37 million) is payable for the central European operations and the balance constitutes transaction expenses. The portion of the purchase price payable for the central European operations is payable in Euros and the U.S. dollar value of such amount is subject to change based on currency fluctuations through the closing. Additionally, under the terms of the manufacturing and distribution contracts entered into as part of the transaction, EDC will be obligated to pay to Universal fixed rebates with a net present value totaling approximately $40.2 million. These rebates will be payable as follows: approximately $5.7 million will be payable on December 15, 2005, approximately $8.1, $13.6, $14.0 and $1.4 million will be payable on each of May 31, 2006 through 2009, respectively, and approximately $416,000 will be payable on each of December 15, 2006 through 2014, respectively. Approximately 47% of the total amount of these rebates will be payable in Euros.

     The transaction is anticipated to close on or around May 31, 2005 and is subject to customary closing conditions.

     Pursuant to the Limited Liability Company Agreement of EDC to be entered into at the closing (the “EDC LLC Agreement”), it is anticipated that EDC will be capitalized with $35.9 million of equity capital, $35.4 million of which will be provided by the Company and the balance of which will be provided by EDC management. Additionally, under the EDC LLC Agreement certain profits interests will be issued at closing to EDC management, Universal and the Company’s financial advisor that will entitle these parties to up to thirty percent of EDC’s profits after Glenayre has received a return of its equity capital contribution and certain internal rate of return hurdles and other conditions have been met.

     To fund the balance of the purchase price payable at closing and provide for working capital needs, EDC has entered into a commitment letter with Wachovia Bank, National Association for a senior secured credit facility in an aggregate principal amount of $56.5 million consisting of a term facility of $46.5 million repayable over five years, and a revolving credit facility of $10.0 million. It is anticipated that Glenayre would cash collateralize $16.5 million of the credit facility by depositing cash in the same amount with the lender on the closing date, with $8.25 million of this deposit being released on June 30, 2006, if EDC meets certain financial milestones, and with the entire deposit being released on June 30, 2007 so long as at such time no event of default exists under the credit agreement.

     Copies of the Asset Purchase Agreement and the Share Purchase Agreement are filed with this report as Exhibits 2.1 and 2.2, respectively, and are hereby incorporated herein by reference. The foregoing description of the of the Asset Purchase Agreement and the Share Purchase Agreement and the transactions contemplated therein does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements. A copy of the news release announcing the transaction is filed with this report as Exhibit 99.1 and is hereby incorporated herein by reference.

     Certain statements in this report contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements reflect the expectations of management of the Company at the time such statements are made. The reader can identify such forward-looking statements by the use of words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intend(s),” “potential,” “continue,” or the negative of such terms, or other comparable terminology. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors including those set forth under Risk Factors That May Affect Future Results below. All forward-looking statements included in this Current Report on Form 8-K are based on information available to the Company on the date hereof. The Company assumes no obligation to update any forward-looking statements and does not intend to do so.

Risk Factors That May Affect Future Results

     The closing under the Acquisition Agreements may not occur due to a failure of one or more closing conditions under the Acquisition Agreements to be satisfied. Additionally, EDC may not be able to close the financing provided for in the Wachovia commitment letter on or prior to the closing of the acquisition or ever, or to obtain similar debt financing to fund EDC. Currency fluctuations through the closing could cause the U.S. dollar value of the purchase price payable at closing to increase. The Company’s ability to receive the anticipated benefits from the EDC transaction are dependent upon a variety of factors including the Company’s ability to achieve manufacturing efficiencies and to add significant third party business. EDC’s revenues and cash flows may be less than anticipated or may be negatively impacted by currency rate fluctuations.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

2.1	Asset Purchase Agreement dated May 9, 2005

2.2	Share Purchase Agreement dated May 9, 2005

99.1	News Release Dated May 9, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glenayre Technologies, Inc

Dated: May 9, 2005	By:	/s/ Debra Ziola

Name: Debra Ziola Title: Senior Vice President and Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION
Washington, DC

EXHIBITS

CURRENT REPORT
ON
FORM 8-K

Date of Event Reported: May 9, 2005	Commission File No: 0-15761

Glenayre Technologies, Inc.

EXHIBIT INDEX

Exhibit No.	Exhibit Description

2.1	Asset Purchase Agreement dated May 9, 2005

2.2	Share Purchase Agreement dated May 9, 2005

99.1	News Release dated May 9, 2005